Exhibit 99.1

NeuroOne® Product Revenue Increases 77% to $3.5 Million in Fiscal 2024: Expects Product Revenue to Increase at Least
132% to at Least $8 Million in Fiscal 2025

Company’s Exclusive Distribution Agreement with Zimmer Biomet included $3.0 Million Upfront Payment: Expected to Drive Revenue and Expand Margins Significantly

EDEN PRAIRIE, Minn., December 17, 2024 -- NeuroOne Medical Technologies Corporation (Nasdaq: NMTC) (“NeuroOne” or the “Company”), a medical technology company dedicated to transforming the surgical diagnosis and treatment of neurological disorders, has reported financial results for the fourth quarter and fiscal year ended September 30, 2024.

Fourth Quarter and Fiscal Year 2024 Financial Highlights

●	Product revenue increased 77% to $3.5 million in fiscal year 2024, compared to $2.0 million in fiscal 2023. Revenue was lower in Q4 2024 versus a year ago due to NeuroOne’s cancellation of Zimmer Biomet’s order to transition manufacturing to strictly RF ablation-capable electrodes.

●	Operating expenses decreased 12% to $3.0 million in the fourth quarter of fiscal year 2024, compared to $3.4 million in the same quarter of the prior year.

●	Expanded exclusive distribution agreement with Zimmer Biomet (“Zimmer”) and received an upfront payment of $3 million in November 2024. This agreement provides NeuroOne with additional milestone payments if certain performance criteria are achieved and is expected to generate meaningful revenue and expand margins for the Company.

●	Expects product revenue to range between $8 and $10 million in fiscal year 2025, representing an increase of between 132% and 190% when compared to product revenue of $3.5 million in fiscal year 2024.

●	Expects product gross margin to range between 47% and 51% in fiscal year 2025, compared to product gross margin of 31% in fiscal year 2024.

●	The Company remains debt free as of September 30, 2024

Management Commentary

“This year was highlighted by our expanded partnership with Zimmer Biomet—one of the world’s largest medical device manufacturers—whereby they will exclusively distribute our OneRF™ Ablation System for use in the brain throughout the United States and certain international markets,” says Dave Rosa, CEO of NeuroOne. “Following receipt of a $3 million upfront payment in November, we are now working closely with Zimmer’s team to complete training and prepare for their launch in the next few weeks. Going forward, we expect this partnership to increase revenues and expand margins significantly. To that end, we expect revenues to increase to at least $8 million in fiscal year 2025—representing a year-over-year increase of at least 132%—and gross margins to expand from 31% in fiscal year 2024 to at least 47% in fiscal year 2025.

We are also progressing discussions with other strategic partners regarding use cases for peripheral pain using our OneRF™ Ablation System, additional discussions regarding our technology to provide stimulation to treat pain, and our drug delivery system, which offers unique benefits to the pharmaceutical and biotech industry. Our strong product pipeline also includes the development of a new trigeminal nerve ablation product designed to treat patients with debilitating facial pain, which we plan to submit for a 510(k) application with the FDA in the first half of 2025.”

Operational Highlights and Updates

OneRF™ Ablation System:

●	In October, NeuroOne expanded its strategic partnership with Zimmer Biomet to include exclusive commercialization rights for NeuroOne’s OneRF™ Ablation System for use in the brain in the United States and certain international markets.

●	To-date, the OneRF™ Ablation System has performed RF ablation procedures on 12 patients, with up to 44 ablations per patient. Outcomes have been very positive, with all patients either seizure free or reporting significantly reduced and less severe seizures.

●	Today, the OneRF Ablation System has been placed in 5 prominent epilepsy centers, and the Company is in discussions with an additional 18 centers nationwide.

●	In October, the new code for the OneRF™ ablation procedure went into effect (the ICD-10-PCS, or “International Classification of Diseases, 10th Revision, Procedure Coding System”), allowing hospital reporting of inpatient procedures that are performed using the OneRF™ Ablation System ensuring efficient and accurate documentation, billing and analysis.

Trigeminal Nerve Ablation Program:

●	Finalized design concept.

●	Finalized supply chain and initiated qualification process.

●	FDA 510(k) submission expected in first half of fiscal year 2025, which could contribute to revenue in calendar year 2025.

Spinal Cord Stimulation (SCS) Percutaneous Paddle Lead Program:

●	Optimized percutaneous delivery system with steerable capability.

●	Confirmed successful placement of device in less than 5 minutes.

●	The Company will work to complete an acute animal study to confirm full functionality of the NeuroOne percutaneous paddle lead system. Following completion of the acute study, a chronic study will be initiated.

sEEG-Based Drug Delivery Program:

●	Completed design freeze of drug delivery cannula for enhanced delivery.

●	Won “Best Operative Technique Poster” award at the CNS meeting in September for poster summarizing in vivo studies of NeuroOne’s sEEG-based drug delivery device.

Fourth Quarter and Fiscal Year 2024 Financial Results

Product revenue was $0.3 million in the fourth quarter of fiscal 2024, compared to $0.7 million in the prior year fourth quarter. The reduction in product revenue in the fourth quarter of fiscal 2024 was due to the Company’s cancellation of a Zimmer Biomet purchase order in order to transition manufacturing to the new OneRF product line. Product revenue increased 77% to $3.5 million in fiscal year 2024, compared to $2.0 million in fiscal year 2023. The Company also had collaboration revenue of $1.5 million in fiscal 2023, which was derived from the Zimmer Development Agreement and represents the portion of the exclusivity and milestone fee payments eligible for revenue recognition during fiscal year 2023.

Total operating expenses decreased 12% to $3.0 million in the fourth quarter of fiscal year 2024, compared with $3.4 million in the prior year fourth quarter. Total operating expenses decreased 6% to $13.0 million in fiscal year 2024, compared to $13.9 million in fiscal year 2023. R&D expense decreased 39% to $1.1 million in the fourth quarter of fiscal 2024, compared to $1.8 million in the prior year fourth quarter. R&D expense decreased by 27% to $5.1 million in fiscal year 2024, compared to $6.9 million in fiscal year 2023. SG&A expense was $1.8 million in the fourth quarter of fiscal 2024, compared to $1.6 million in the prior year fourth quarter. SG&A expense was $7.9 million in fiscal year 2024, compared to $6.9 million in fiscal year 2023.

Net loss was $3.3 million for the fourth quarter of fiscal 2024, compared to a net loss of $3.1 million in the same prior year fourth quarter. Net loss in fiscal year 2024 was $12.3 million, compared to a net loss of $11.9 million in fiscal year 2023.

In the fourth quarter of fiscal 2024, the Company completed a $2.65 million private placement of its common stock and entered into a $3.0 million secured credit facility agreement.

As of September 30, 2024, the Company had cash and cash equivalents of $1.5 million, compared to $5.3 million as of September 30, 2023. The Company had working capital of $2.4 million as of September 30, 2024, compared to working capital of $5.5 million as of September 30, 2023. The Company had no debt outstanding as of September 30, 2024.

Following receipt of the $3.0 million payment from Zimmer Biomet in November 2024, the Company terminated the $3.0 million secured credit facility agreement.

Full Fiscal Year 2025 Financial Guidance

The Company expects product revenue for fiscal year 2025 to range between $8 million and $10 million, representing an increase of between 132% and 190% when compared to product revenue of $3.5 million in fiscal year 2024. The Company expects product gross margin in fiscal year 2025 to range between 47% and 51%, compared to product gross margin of 31% in fiscal year 2024.

Nasdaq Compliance

The Company intends to continue actively monitoring the closing bid price for the Company’s common stock between now and January 7, 2025, and will consider available options to resolve the deficiency and regain compliance with Nasdaq’s minimum bid price requirement.

Conference Call and Webcast

Management will host an investor conference call and webcast today, Tuesday, December 17, 2024 at 9:00 a.m. Eastern time to discuss the Company’s fourth quarter and fiscal year 2024 financial results, provide a corporate update, and conclude with Q&A from telephone participants. To participate, please use the following information:

Date: Today, Tuesday, December 17, 2024

Time: 9:00 a.m. Eastern time

U.S. Dial-In (Toll Free): 888-506-0062

International Dial-In: 973-528-0011

Participant Access Code: 603219

Webcast: NMTC Fourth Quarter and Fiscal Year 2024 Earnings Conference Call

Please join at least five minutes before the start of the call to ensure timely participation.

A playback of the call will be available through December 31, 2024. To listen, please call 877-481-4010 within the United States or 919-882-2331 when calling internationally, using replay passcode 51728. A webcast replay will also be available using the webcast link above through December 17, 2025.

About NeuroOne

NeuroOne Medical Technologies Corporation (NASDAQ: NMTC) is developing and commercializing minimally invasive and hi-definition solutions for EEG recording, brain stimulation and ablation solutions for patients suffering from epilepsy, Parkinson’s disease, dystonia, essential tremors, chronic pain due to failed back surgeries and other related neurological disorders that may improve patient outcomes and reduce procedural costs. The Company may also pursue applications for other areas such as depression, mood disorders, pain, incontinence, high blood pressure, and artificial intelligence. For more information, visit nmtc1.com.

Forward Looking Statements

This press release may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Except for statements of historical fact, any information contained in this press release may be a forward–looking statement that reflects NeuroOne’s current views about future events and are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. In some cases, you can identify forward–looking statements by the words or phrases “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “forecasts,” “objective,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “target,” “seek,” “contemplate,” “continue, “focused on,” “committed to” and “ongoing,” or the negative of these terms, or other comparable terminology intended to identify statements about the future. Forward–looking statements may include statements regarding securing a strategic partnership for distribution of the OneRF™ Ablation System, the addition of new centers for the Company’s limited commercial launch of the OneRF™ Ablation System, potential strategic partnership opportunities, continued development of the Company’s electrode technology program (including our drug delivery program and spinal cord stimulation program), fiscal year 2025 guidance, including expectations for significant product revenue growth and margin expansion, plan to submit a 510(k) application with the FDA in the first half of 2025 for our trigeminal nerve ablation program, business strategy, market size, potential growth opportunities, future operations, future efficiencies, and other financial and operating information. Although NeuroOne believes that we have a reasonable basis for each forward-looking statement, we caution you that these statements are based on a combination of facts and factors currently known by us and our expectations of the future, about which we cannot be certain. Our actual future results may be materially different from what we expect due to factors largely outside our control, including risks that our strategic partnerships may not facilitate the commercialization or market acceptance of our technology; whether due to supply chain disruptions, labor shortages or otherwise; risks that our technology will not perform as expected based on results of our pre-clinical and clinical trials; risks related to uncertainties associated with the Company’s capital requirements to achieve its business objectives and ability to raise additional funds: the risk that we may not be able to secure or retain coverage or adequate reimbursement for our technology; uncertainties inherent in the development process of our technology; risks related to changes in regulatory requirements or decisions of regulatory authorities; that we may not have accurately estimated the size and growth potential of the markets for our technology; risks relate to clinical trial patient enrollment and the results of clinical trials; that we may be unable to protect our intellectual property rights; and other risks, uncertainties and assumptions, including those described under the heading “Risk Factors” in our filings with the Securities and Exchange Commission. These forward–looking statements speak only as of the date of this press release and NeuroOne undertakes no obligation to revise or update any forward–looking statements for any reason, even if new information becomes available in the future.

Caution: Federal law restricts this device to sale by or on the order of a physician.

IR Contact
MZ Group – MZ North America
NMTC@mzgroup.us

NeuroOne Medical Technologies Corporation

Balance Sheets

(unaudited)

	As of September 30,
	2024	2023
Assets
Current assets:
Cash and cash equivalents	$1,460,042	$5,322,493
Accounts receivable	176,636	—
Inventory	2,635,153	1,726,686
Deferred offering costs	142,633	—
Prepaid expenses	216,461	263,746
Total current assets	4,630,925	7,312,925
Intangible assets, net	67,262	89,577
Right-of-use asset	254,910	169,059
Property and equipment, net	416,843	525,753
Total assets	$5,369,940	$8,097,314

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,029,206	$685,104
Accrued expenses and other liabilities	1,184,014	1,107,522
Total current liabilities	2,213,220	1,792,626
Warrant liability	2,140,315	—
Operating lease liability, long term	194,392	55,284
Total liabilities	4,547,927	1,847,910

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.001 par value; 10,000,000 shares authorized as of September 30, 2024 and 2023; no shares issued or outstanding as of September 30, 2024 and 2023.	—	—
Common stock, $0.001 par value; 100,000,000 shares authorized as of September 30, 2024 and 2023; 30,816,499 and 23,928,945 shares issued and outstanding as of September 30, 2024 and 2023, respectively.	30,816	23,929
Additional paid–in capital	75,795,610	68,911,778
Accumulated deficit	(75,004,413)	(62,686,303)
Total stockholders’ equity	822,013	6,249,404
Total liabilities and stockholders’ equity	$5,369,940	$8,097,314

NeuroOne Medical Technologies Corporation

Statements of Operations

(unaudited)

	Years ended September 30,
	2024	2023
Product revenue	$3,453,003	$1,952,441
Cost of product revenue	2,373,336	1,495,924
Product gross profit	1,079,667	456,517

Collaborations revenue	—	1,455,188

Operating expenses:
Selling, general and administrative	7,901,695	6,926,269
Research and development	5,065,181	6,940,686
Total operating expenses	12,966,876	13,866,955
Loss from operations	(11,887,209)	(11,955,250)
Fair value change in warrant liability	(327,092)	—
Financing costs	(228,988)	—
Other income, net	125,179	95,759
Loss before income taxes	(12,318,110)	(11,859,491)
Provision for income taxes	—	—
Net loss	$(12,318,110)	$(11,859,491)
Net loss per share:
Basic and diluted	$(0.46)	$(0.65)
Number of shares used in per share calculations:
Basic and diluted	26,762,392	18,121,108